US AIRWAYS GRANTED COURT APPROVAL OF BRIDGE ORDERS

Bridge Orders Cover Employee Wages and Benefits, Customer Programs, Fuel Contracts, Interline Agreements and Other Essential Relief

ARLINGTON, Va., Sept. 12, 2004 -- US Airways Group, Inc. (Nasdaq:UAIR) announced that the U.S. Bankruptcy Court entered a series of "bridge" orders on Sunday evening, which will assure routine operations while the Court hears the Company's first day motions on Monday, Sept. 13, 2004.

Under the interim relief granted by the Court, US Airways received permission to, among other things:

     *  Pay employee wages and continue benefits, such as medical and dental insurance.

     *  Honor pre-petition obligations to customers and continue customer programs including US Airways' Dividend Miles program.

     *  Pay for fuel under existing fuel supply contracts, and honor existing fuel supply, distribution and storage agreements.

     *  Assume contracts relating to interline agreements with other airlines.

     *  Pay pre-petition obligations to foreign vendors, foreign service providers and foreign governments.

     *  Continue maintenance of existing bank accounts and existing cash management systems.

The Company filed its Chapter 11 petitions in the U.S. Bankruptcy Court for the Eastern District of Virginia in Alexandria. The Honorable Stephen Mitchell has been assigned to the case. A hearing on the Company's first day motions has been scheduled before Judge Mitchell at 10:30 a.m. on Sept. 13 in Courtroom #1 at the Martin V. B. Bostetter, Jr. United States Courthouse in Alexandria. The case number is 04-13819.

"We are very pleased that the Court has granted this important relief with respect to our employees, customers and vendors, which ensures the seamless launch of our restructuring under Chapter 11," said Bruce Lakefield, US Airways president and chief executive officer. "We look forward to the Court's timely consideration of our full slate of first-day orders at tomorrow's hearing."

Lakefield said customers should notice no changes to flight operations or customer service programs because of the filing. All bookings will be honored, and ticketing policies are unchanged. Existing marketing partnerships with other airlines remain in place. Vendors will be paid in ordinary course for provided goods and services going forward. In the future, if there are any changes to schedules or policies, they will be announced in advance.

US Airways is the nation's seventh-largest airline, serving nearly 200 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways, US Airways Shuttle and the US Airways Express partner carriers operate over 3,300 flights per day. For more information on US Airways flight schedules and fares, contact US Airways online at www.usairways.com, or call US Airways Reservations at 1-800-428-4322.

Interested parties can monitor the progress of the reorganization via the Internet at www.transformingusairways.com.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "Company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company's liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company's reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

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